 EXHIBIT 23.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement to Amendment No. 1 to Form S-1 of our report dated March 24, 2022 relating to the consolidated financial statements of Vemanti Group, Inc. and Subsidiary as of and for the years ended December 31, 2021 and 2020 and consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Irvine, California

June 24, 2022